Exhibit 10.3

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Second Amended and Restated Credit Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, this “Fourth Amendment”) is dated this 31st day of May, 2011 by and among Green Plains Grain Company LLC, a Delaware limited liability company (“IA Borrower”), Green Plains Grain Company TN LLC, a Delaware limited liability company (“TN Borrower”, together with IA Borrower and their successors and assigns, each a “Borrower” and collectively, the “Borrowers”), and First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, Borrowers and Lender entered into that certain Second Amended and Restated Credit Agreement dated April 19, 2010, First Amendment to Second Amended and Restated Credit Agreement dated June 18, 2010, Second Amendment to Second Amended and Restated Credit Agreement dated November 18, 2010 and Third Amendment to Second Amended and Restated Credit Agreement dated February 28, 2011 (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Credit Agreement”), pursuant to which Lender agreed to make loans to Borrowers; and

WHEREAS, Borrowers and Lender desire to amend and modify certain terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Commitment” in its entirety and substituting the following definition in its place:

“Revolving Credit Commitment” means an amount equal to (a) one hundred seven million dollars ($107,000,000) for the Base Facility, Seasonal Facility and Bulge Facility from the date hereof through March 31, 2011 and (b) one hundred million dollars ($100,000,000) for the Base Facility, Seasonal Facility and Bulge Facility from April 1, 2011 through the Revolving Credit Maturity Date.

2. Section 2.1 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following paragraph (a) in its place:

(a)

Subject to the other terms and conditions of this Agreement, Lender hereby agrees to make loans available for the benefit of Borrowers of up to one hundred twenty-seven million dollars ($127,000,000) consisting of (i) a one hundred seven million dollar ($107,000,000) revolving credit facility (the “Revolving Credit Facility”) and (ii) a twenty million dollar ($20,000,000) term loan facility (the “Term Loan Facility”). The Revolving Credit Facility shall consist of (i) a forty-five million dollar ($45,000,000) base facility (the “Base Facility”), (ii) a twenty million dollar ($20,000,000) seasonal facility (the “Seasonal Facility”) and (iii) a bulge facility in the amount of forty-two million dollars ($42,000,000) from the date hereof through

March 31, 2011, which amount shall decrease to thirty-five million dollars ($35,000,000) from April 1, 2011 through the Revolving Credit Maturity Date. Subject to the other terms and conditions of this Agreement, the periods during which the Base Facility, Seasonal Facility and Bulge Facility are available shall be determined in accordance with the Revolving Credit Commitment and this Section 2.1(a).

3. The form of the Borrowing Base Report attached to the Credit Agreement as Exhibit D is hereby amended by deleting such form in its entirety and substituting the form attached hereto as Exhibit A in its place.

4. In connection with the execution of this Fourth Amendment, and as a condition precedent hereto, Borrowers shall execute and / or deliver to Lender the following on the date hereof:

(a)	A Second Amendment to Second Amended and Restated Revolving Credit Note dated May 31, 2011 from Borrowers to Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Second Revolving Credit Note Amendment”), amending the Second Amended and Restated Revolving Credit Note dated April 19, 2010 and First Amendment to Second Amended and Restated Revolving Credit Note dated November 18, 2010, in each case, from Borrowers to the order of Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Original Revolving Credit Note”). The Second Revolving Credit Note Amendment is incorporated herein by reference, made a part hereof and shall be substantially in the form of Exhibit B attached hereto. References to “Revolving Credit Note” in the Credit Agreement are hereby amended so that such term includes the Original Revolving Credit Note, the Second Revolving Credit Note Amendment and any amendments, modifications or replacements of the same.

(b)	Such resolutions, certificates, written opinions of Borrowers’ independent counsel and other instruments, documents, agreements, information and reports as may be reasonably requested by Lender, in form and substance reasonably satisfactory to Lender.

5. Borrowers shall be responsible for paying all Expenses incurred by Lender in connection with this Fourth Amendment pursuant to Section 8.5 of the Credit Agreement.

6. Borrowers hereby represent and warrant that no Event of Default or Unmatured Event of Default has occurred and continues to exist under the Credit Agreement and the other Loan Documents and that all representations and warranties in the Credit Agreement and the other Loan Documents are reaffirmed to be true and correct as of the date hereof, which representations and warranties shall survive execution of this Fourth Amendment.

7. Borrowers have previously delivered to Lender all of the relevant organizational and governing documents and agreements of Borrowers and all such documents and agreements remain in full force and effect and have not been amended or modified since they were delivered to Lender.

8. Except as specifically amended herein, the Credit Agreement shall remain in full force and effect as originally executed. Except for any specific waiver set forth in this Fourth Amendment, nothing herein shall be deemed to be a consent to a waiver or amendment of any covenant or agreement contained in the Credit Agreement or the other Loan Documents and all such other covenants and agreements contained in the Credit Agreement and the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

9. This Fourth Amendment shall be binding on the successors and assigns of the parties hereto.

10. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the day and year first set forth above.

BORROWERS:

Green Plains Grain Company LLC

By:	/s/ Ron B. Gillis
Name: Ron Gillis
Title: EVP – Finance, Treasurer

Green Plains Grain Company TN LLC

By:	/s/ Ron B. Gillis
Name: Ron Gillis
Title: EVP – Finance, Treasurer

LENDER:

First National Bank of Omaha

By:	/s/ Kenneth Feaster Name: Kenneth Feaster
Title: Vice President

EXHIBIT A

Borrowing Base Report

EXHIBIT B

Second Revolving Credit Note Amendment